                                   Exhibit 2.2


         Second Amendment to Acquisition Agreement And Plan of Reorganization dated May 7, 1998, by and among UCI Medical Affiliates of Georgia, Inc., a South Carolina corporation; UCI Medical Affiliates, Inc., a Delaware corporation; MainStreet Healthcare Corporation, a Delaware corporation; MainStreet Healthcare Medical Group, P.C., a Georgia professional corporation; MainStreet Healthcare Medical Group, PC, a Tennessee professional corporation; Prompt Care Medical Center, Inc., a Georgia corporation; Michael J. Dare; A. Wayne Johnson; PENMAN Private Equity and Mezzanine Fund, L.P., a Delaware limited partnership; and Robert G. Riddett, Jr.

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                                SECOND AMENDMENT
                                       TO
                ACQUISITION AGREEMENT AND PLAN OF REORGANIZATION


         This Second Amendment To Acquisition Agreement and Plan of Reorganization ("Second Amendment") is made as of this 7th day of May, 1998, by, between and among UCI Medical Affiliates, Inc., a Delaware corporation ("UCI"); UCI Medical Affiliates of Georgia, Inc., a South Carolina corporation ("UCI of GA"); MainStreet Healthcare Corporation, a Delaware corporation ("MainStreet"); MainStreet Healthcare Medical Group, P.C., a Georgia professional corporation ("MHMG-GA"); MainStreet Healthcare Medical Group, PC, a Tennessee professional corporation ("MHMG-TN"); Prompt Care Medical Center, Inc., a Georgia corporation ("Prompt Care"); Michael J. Dare ("Dare"); A. Wayne Johnson ("Johnson"); PENMAN Private Equity and Mezzanine Fund, L.P., a Delaware limited partnership ("PENMAN"); and Robert G. Riddett, Jr. ("Riddett").


                                  INTRODUCTION.
                                  -------------

         Pursuant to that certain Acquisition Agreement and Plan of Reorganization ("Agreement") dated February 9, 1998, by and among UCI, UCI of GA, MainStreet, MHMG-GA, MHMG-TN, Prompt Care, Dare, Johnson, PENMAN, and Riddett, MainStreet has agreed to sell substantially all of its assets to UCI of GA. As set forth in that certain First Amendment to Acquisition Agreement and Plan of Reorganization dated April 15, 1998, the closing of the transactions described in the Agreement was scheduled to be held on April 24, 1998.

         The Parties desire to enter into this Second Amendment to reflect a change in the date of Closing and certain other amendments to the Agreement as reflected herein. Defined terms herein shall have the meanings ascribed to them in the Agreement unless otherwise defined herein.

                                   AGREEMENT.
                                   ----------

         NOW, THEREFORE, in consideration of these premises and the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Section 7.1.2 of the Agreement is hereby deleted and the following substituted in lieu thereof:

                  7.1.2 In addition, UCI of GA at Closing will pay to an escrow account established by the Parties (the "Escrow Account"), the sum of Four Hundred Fifty Thousand and No/100 ($450,000) Dollars. The Escrow Account will be established with an escrow agent ("Escrow

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         Agent") appointed by MainStreet pursuant to an escrow agreement acceptable to MainStreet and UCI of GA which shall provide that the escrowed funds shall be paid directly to certain creditors of MainStreet as directed by MainStreet.


         2. The first paragraph of Section 7.1.3 of the Agreement is hereby deleted and the following substituted in lieu thereof:

                  7.1.3 In addition, the sum of Eight Hundred Thousand and No/100 ($800,000) Dollars shall be due and payable by UCI of GA to Escrow Agent on or before August 1, 1998, pursuant to the promissory note substantially in the form attached hereto as Exhibit 7.1.3 (the "Promissory Note").

         3. Section 8.1 of the Agreement is hereby deleted and the following substituted in lieu thereof:

                  8.1 Date of Closing. Subject to the terms and conditions of this Agreement, the closing of the sale and purchase of the Assets and related transactions shall take place on May 8, 1998, to be effective as of 12:01 a.m. on May 1, 1998, and shall take place at the offices of Nexsen Pruet Jacobs & Pollard, LLP, 1441 Main Street, Suite 1500, Columbia, South Carolina (the "Closing") or such other time and place as may be mutually agreed upon in writing by MainStreet and UCI of GA. In the event Closing set forth in this Section 8 is changed to a different date, all references in this Agreement to Closing shall be deemed to refer to the time and date agreed upon by MainStreet and UCI of GA, in the manner set forth herein.

         4. Section 13 of the Agreement is hereby amended to add the following section:

                  13.9 Set Off and Recoupment. In addition to any other remedies available to UCI or any Transferee against the Transferors under this Agreement, until such time as the Promissory Note is paid in full, UCI and the Transferees before seeking a monetary recovery against any Class B Shareholder shall first set off or recoup against amounts coming due to Escrow Agent under the Promissory Note in the event any right of indemnification arises in favor of UCI or any Transferee under this Agreement subject to the applicable limitations set forth in this Agreement. If the Note is satisfied, UCI and the Transferees may seek monetary recovery against the Class B Shareholders subject to the applicable limitations set forth in the Agreement. Escrow Agent, Transferees and Class B Shareholders retain the right to lawfully contest any such set off or recoupment in an action to collect any amounts due under the Note, Agreement or such other ancillary instruments.

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         Notwithstanding any provision to the contrary in this Agreement, such set off rights and limitations set forth in this Section shall not impair the rights of UCI or any Transferee to seek non-monetary equitable relief, including (without limitation) specific performance or injunctive relief to redress any default or breach of this Agreement or any document executed in connection therewith.

         5. Sections 16.1.1.2 and 16.1.1.3 of the Agreement are hereby deleted and the following substituted in lieu thereof:

                  16.1.1.2 By UCI of GA. In the event that Closing has not been completed by May 31, 1998 as a result of the non-satisfaction or non-fulfillment in any material respect of any of the conditions upon Transferees' obligations specified in Section 11.1 (which has not been previously waived by Transferees), then UCI of GA shall be entitled at its option to terminate this Agreement by notice to the other Parties; provided however, that UCI of GA shall not be entitled to terminate this Agreement if the non-satisfaction or non-fulfillment of any such condition resulted from or was proximately caused by UCI or any Transferee's breach of this Agreement or was frustrated or made impossible by the wrongful act or failure to act of UCI or any Transferee.

                  16.1.1.3 By MainStreet. In the event that Closing has not been completed by May 31, 1998 as a result of the non-fulfillment or non-satisfaction in any material respect of any of the conditions upon Transferors' obligations specified in Section 11.2 (which has not been previously waived by Transferors), then MainStreet shall be entitled at its option to terminate this Agreement by notice to the other Parties; provided however, that MainStreet shall not be entitled to terminate this Agreement if the non-satisfaction or non-fulfillment of any such condition resulted from or was proximately caused by any Class B Shareholder or Transferor's breach of this Agreement or was frustrated or made impossible by the wrongful act or failure to act of any Class B Shareholder or Transferor.

         6. Exhibit 7.1.3 of the Agreement, as amended, is hereby deleted, and
Exhibit 7.1.3 attached hereto shall be substituted in lieu thereof.

         7. Except as otherwise modified hereby, the terms and provisions of the Agreement shall remain in full force and effect. This Second Amendment may be executed in any number of counterparts, all of which taken together shall constitute one Amendment, and any party hereto may execute this Second Amendment by signing any such counterpart. The authorized attachment of counterpart signature pages shall constitute execution by the Parties. This Second Amendment shall be governed by and construed in accordance with the laws of

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the State of South Carolina. No provision of this Second Amendment shall be interpreted against any Party because such Party or its legal representative drafted such provision.

                        [SIGNATURE PAGE ATTACHED HERETO]

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         IN WITNESS WHEREOF, the parties have executed this Second Amendment To
Acquisition Agreement and Plan of Reorganization under seal with the corporate parties acting by and through their duly authorized officers, effective as of the date first above written.

UCI MEDICAL AFFILIATES, INC.                  MAINSTREET HEALTHCARE
                                              CORPORATION

By: /S/ JERRY F. WELLS, JR.                   By:    /S/ ROBERT G. RIDDETT, JR.
    ---------------------------                      ---------------------------
   Its: Executive Vice President of Finance              Its: President
         and Chief Financial Officer


UCI MEDICAL AFFILIATES OF                     MAINSTREET HEALTHCARE MEDICAL
GEORGIA, INC.                                 GROUP, P.C., a Georgia corporation


By: /S/ JERRY F. WELLS, JR.                   By:    /S/ ROBERT G. RIDDETT, JR.
    ---------------------------                      ---------------------------
   Its: Executive Vice President of Finance           Its: Vice President
         and Chief Financial Officer

PENMAN PRIVATE EQUITY AND                     MAINSTREET HEALTHCARE
  MEZZANINE FUND, L.P.                        MEDICAL GROUP, PC, a Tennessee
                                              corporation
By:  PENMAN Asset Management, L.P.
Its:  General Partner                         By:    /S/ ROBERT G. RIDDETT, JR.
By: /S/ KEVIN J. PENNINGTON                          ---------------------------
    ---------------------------                       Its: Vice President
    Kelvin J. Pennington
     Its:  General Partner


                                              PROMPT CARE MEDICAL CENTER, INC.

 /S/ ROBERT G. RIDDETT, JR.                   By:    /S/ ROBERT G. RIDDETT, JR.
-------------------------------                      ---------------------------
Robert G. Riddett, Jr.                                     Its: Vice President


 /S/ MICHAEL J. DARE
-------------------------------
Michael J. Dare



 /S/ A. WAYNE JOHNSON
-------------------------------
A. Wayne Johnson

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                                  Exhibit 7.1.3

                                 Promissory Note

                                 [See Attached]

                                 PROMISSORY NOTE


$800,000.00                                                   Columbia, S.C.
Subject to Setoff                                             as of May 1, 1998

         FOR VALUE RECEIVED, UCI Medical Affiliates of Georgia, Inc., a South Carolina corporation (the "Borrower"), hereby promises to pay, in lawful money of the United States of America, to the order of S. Friedman & Associates, P.C. ("Escrow Agent") as escrow agent under that certain Escrow Agreement by and between MainStreet Healthcare Corporation ("MHC"), Borrower and Escrow Agent dated the hereof, the principal sum of Eight Hundred Thousand and No/100 ($800,000.00) Dollars, subject to setoff as provided hereunder.

         Interest shall accrue from the date hereof on the principal balance outstanding hereunder from time to time until paid in full at the fixed simple rate per annum equal to six and one-half (6.5%) percent calculated based upon a 360-day year and the actual number of days elapsed. All principal and interest payable hereunder shall be due and payable on August 1, 1998. Payments hereunder shall be made to the Escrow Agent at Suite 1550, 1050 Crown Pointe Pkwy., Atlanta, Georgia 30338, or at such other place as the Escrow Agent may designate from time to time in writing.

         Notwithstanding the foregoing, upon the occurrence of a default in the payment when due of any amount at any time owed hereunder, the interest rate applicable hereunder shall be increased by an additional four percentage points (4.0%); provided, however, that in no event shall the interest accruing under this Note exceed the highest lawful rate.

         The occurrence of the following shall constitute an "Event of Default" under the Note: Borrower fails to pay when due any principal or interest payment hereunder. Upon the occurrence of an Event of Default as hereinabove defined, then at any time thereafter the Escrow Agent may declare the entire remaining principal balance due hereunder, together with all accrued interest thereon, immediately due and payable.

         This Note is executed pursuant to, and is subject to, that certain Acquisition Agreement and Plan of Reorganization dated February 9, 1998, by and between among others Borrower and MHC, as amended (the "Acquisition Agreement"). Borrower may prepay this Note at any time without fee or penalty. Anything contained in this Note to the contrary notwithstanding, subject to the terms and conditions of Section 13.9 of the Acquisition Agreement, Borrower shall have the right of set off and recoupment against amounts coming due hereunder in the event that any Transferor and/or Class B Shareholder (each as defined in the Acquisition Agreement) breaches the Acquisition Agreement or any document executed in connection therewith. In the event Borrower elects to exercise the right of set off and recoupment set forth herein, upon notice to the Escrow Agent the principal amount hereof shall be deemed reduced by the amount of any set off or recoupment to which the Borrower is entitled, and all interest and payments accruing thereafter shall be calculated based upon such reduced principal amount. The Escrow Agent's right to lawfully contest such set off or recoupment in any action to collect this Note shall not be impaired by Borrower's exercise of such set off or recoupment rights.

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         The invalidity of any provision of this Note shall not affect the validity of any other provision hereof. The acceptance after maturity of any payment with respect to this Note shall not constitute a waiver of the right of
 Escrow Agent to demand the payment in full of any unpaid balance. No delay or failure on the part of the Escrow Agent in the exercise of any right or remedy shall operate as a waiver thereof, and no single exercise of any right or remedy shall preclude Escrow Agent from the exercise of any other or further rights or remedies.

         In the event this Note is placed in the hands of an attorney for collection (but not for resolution of any disputes of set off or recoupment of the amount due hereunder), all expenses of the Escrow Agent incurred in connection with the repayment of this Note, including reasonable attorneys' fees, shall be added to the principal amount of this Note and collected as a part hereof. This Note shall be governed by and construed in accordance with the laws of the State of South Carolina. Jurisdiction and venue for the enforcement of this Note shall be exclusively in the courts for the State of South Carolina.

         Borrower expressly waives demand, presentment, protest and notice of non-payment or dishonor and all other notices or demands whatsoever (except for notices expressly set forth herein), and such parties agree to remain bound hereby until all amounts due hereunder are paid in full, notwithstanding any extension of time for payment which may be granted, even though the period of extension be indefinite.

         EXECUTED as of May 8, 1998, to be effective as of 12:01 a.m. on this 1st day of May, 1998.

                               UCI MEDICAL AFFILIATES OF GEORGIA,
                               INC.                   (SEAL)


                               By: ___________________________________________
                                    Jerry F. Wells, Jr.
                                    Its:  Executive Vice President of Finance
and
                                           Chief Financial Officer

Notice Address for Borrower:
1901 Main Street, Suite 1200
Columbia, South Carolina 29201
Attn:  Jerry F. Wells, Jr.

                           [GUARANTY ATTACHED HERETO]


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                                    GUARANTY

         The undersigned UCI Medical Affiliates, Inc., a Delaware corporation ("UCI"), hereby irrevocably and unconditionally guarantees the proper and timely performance and/or full and timely payment of each and every term and obligation of UCI Medical Affiliates of Georgia, Inc., a South Carolina corporation ("UCI of GA"), contained in the foregoing Promissory Note in the original principal amount of Eight Hundred Thousand and No/100 ($800,000.00) Dollars dated effective as of May 1, 1998 (the "Note") executed by UCI of GA in favor of S. Friedman & Associates, P.C. ("Escrow Agent") as escrow agent under that certain Escrow Agreement by and between MainStreet Healthcare Corporation, UCI of GA, and Escrow Agent dated May 1, 1998. This guaranty is a guarantee of payment and not of collection and shall not be changed or affected by any act or statement of UCI of GA, the invalidity or unenforceability of the Note, or any amendment or termination of the Note. The holder of the Note shall not be required to seek enforcement against UCI of GA or resort to any other remedy and may proceed directly against the undersigned. The undersigned waives any right of subrogation with respect to any payments made under this Guaranty. Except as expressly set forth in the Note, the undersigned hereby waives presentment, demand, protest, notice of non-payment, notice of default, notice of compromise or surrender, any other demand or notice whatsoever in connection with this Guaranty, and any other right which would release the undersigned at law or equity from its obligations under the Guaranty. In the event this Guaranty is placed in the hands of an attorney for collection, all expenses of the prevailing party, including reasonable attorney's fees, shall be added to this Guaranty and collected as a part hereof. This Guaranty shall be governed by and construed in accordance with the laws of the State of South Carolina.


IN THE PRESENCE OF:         UCI MEDICAL AFFILIATES, INC.


_______________________      By: ____________________________________________
(Witness)                       Jerry F. Wells, Jr.
                                Its: Executive Vice President of Finance and
                                     Chief Financial Officer
_______________________
(Witness)


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